UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 29, 2016 (April 28, 2016)
Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02658 (Commission File Number)	74-1677330 (IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2016, Stewart Information Services Corporation (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved amendments to the Company’s Amended and Restated Certificate of Incorporation and the amendments became effective on that date following the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

On April 28, 2016, following the filing of the Certificate of Amendment, the Company filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation (the “Restated Certificate”) that combined into one document the Company’s prior Certificate of Incorporation, as amended and supplemented to date. The Restated Certificate, which became effective upon filing, only restates and integrates, and does not further amend, the provisions of the Company’s Certificate of Incorporation, as amended and supplemented to date. The filing of the Restated Certificate was authorized by the board of directors of the Company in accordance with Section 245 of the General Corporation Law of the State of Delaware.

The foregoing summary of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit: No.	Description
3.1	Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on April 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer, Secretary and Treasurer

Date: April 29, 2016

EXHIBIT INDEX

Exhibit: No.	Description
3.1	Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on April 28, 2016